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                                                                     EXHIBIT 4.1



                                 AMN HEALTHCARE
NUMBER                               SERVICES, INC.
AHS                                                                     SHARES
COMMON STOCK                                                        COMMON STOCK

                                                             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                             CUSIP
                                                             001744 10 1

              Incorporated Under the Laws of the State of Delaware

THIS CERTIFIES THAT
IS THE RECORD HOLDER OF


             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                         $0.01 PAR VALUE PER SHARE, OF

AMN Healthcare Services, Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

DATED:

                 [AMN HEALTHCARE SERVICES, INC. CORPORATE SEAL]


/s/Steven C. Francis                       /s/Susan R. Nowakowski
PRESIDENT AND CHIEF EXECUTIVE OFFICER      SECRETARY AND CHIEF OPERATING OFFICER

Countersigned and Registered:                      Transfer Agent and Registrar,
AMERICAN STOCK TRANSFER & TRUST COMPANY
        (NEW YORK, NY)


                                                   By:

                                                       Authorized Signature